                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 and Prospectus of Price Enterprises, Inc. and the Offering Circular of Price/Costco, Inc. of our reports dated November 19, 1993 included in the Form 10-K/A of PriceCostco, Inc. for the fiscal year ended August 29, 1993 and to all references to our firm included therein.

ARTHUR ANDERSEN LLP

Seattle, Washington
September 12, 1994